N-SAR FILING 06/30/2002
PROTECTIVE INVESTMENT COMPANY

770)  Transactions effected pursuant to Rule 10f-3


Fund Name          Global Income
Date			 03/07/01
Transaction        Purchase
Number of Shares   250,000
Company		 France Telecom

Fund Name		Global Income
Date			01/25/01
Transaction		Purchase
Number of Shares	650,000
Company		Ford Motor Credit Company

Fund Name		Global Income
Date			01/08/01
Transaction		Purchase
Number of Shares	600,000
Company		Citigroup Inc

Fund Name		Global Income
Date			04/03/02
Transaction		Purchase
Number of Shares 	450,000
Company		AOL Time Warner Inc